Exhibit 5.4

DINSMORE & SHOHL LLP

707 Virginia St E, Suite 1300

Charleston, West Virginia 25301

November 18, 2016

CrossAmerica Partners LP

515 West Hamilton Street, Suite 200

Allentown, PA 18101

Ladies and Gentlemen:

We have acted as special West Virginia counsel to M & J Operations, LLC, a West Virginia limited liability company (the “West Virginia Guarantor”), in connection with the registration statement on Form S-3 (the “Registration Statement”), including the preliminary prospectus included therein (the “Prospectus”), to be filed on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”), by the following: CrossAmerica Partners LP, a Delaware limited partnership (the “Partnership”), and CrossAmerica Finance Corp., a Delaware corporation (“Finance Corp”), as well as Lehigh Gas Wholesale LLC, a Delaware limited liability company, Lehigh Gas Wholesale Services, Inc., a Delaware corporation, LGP Realty Holdings LP, a Delaware limited partnership, LGP Realty Holdings GP LLC, a Delaware limited liability company, LGP Operations LLC, a Delaware limited liability company, Minnesota Nice Holdings Inc. a Delaware corporation, CAP Operations, Inc, a Delaware corporation, NTI Drop Down One, LLC, a Delaware limited liability company, NTI Drop Down Two, LLC, a Delaware limited liability company, NTI Drop Down Three, LLC, a Delaware limited liability company, CAP West Virginia Holdings, LLC, a Delaware limited liability company (collectively, the “Delaware Guarantors”), Erickson Oil Products, Inc. and Freedom Value Centers, Inc., each a Wisconsin corporation (collectively, the “Wisconsin Guarantors”), the West Virginia Guarantor , Express Lane, Inc., a Florida corporation (the “Florida Guarantor”) and Petroleum Marketers, Incorporated, PM Terminals, Inc., PM Properties, Inc. and Stop in Food Stores, Inc., each a Virginia corporation (collectively, the “Virginia Guarantors” and, together with the Delaware Guarantors, the Wisconsin Guarantors, the West Virginia Guarantor and the Florida Guarantor, collectively the “Guarantors”) , The Registration Statement relates to the offer and sale by the Partnership, Finance Corp and the Guarantors, as applicable, from time to time, pursuant to Rule 415 of the rules and regulations promulgated under the Securities Act, of up to $500,000,000 of securities consisting of:

(1) common units representing limited partner interests in the Partnership (the “Common Units”);

(2) other classes of units representing limited partner interests in the Partnership (the “Other Units”);

(3) senior debt securities or subordinated debt securities consisting of notes, debentures or other evidences of indebtedness of the Partnership (collectively, the “Debt Securities”) which may be co-issued by Finance Corp, in one or more series, under the senior indenture (the “Senior Indenture”) or the subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”) proposed to be entered into between the Partnership and Finance Corp and a trustee (the “Trustee”), the forms of which are filed as exhibits to the Registration Statement; and

(4) guarantees of the Debt Securities by the Delaware Guarantors (the “Delaware Guarantees”), the Wisconsin Guarantors (the “Wisconsin Guarantees”), the West Virginia Guarantor (the “West Virginia Guarantee”), the Florida Guarantor (the “Florida Guarantee”), and the Virginia Guarantors (the “Virginia Guarantees” and, together with the Delaware Guarantees and the Florida Guarantee, the “Guarantees”).

CrossAmerica Partners LP

November 18, 2016

The Common Units, Other Units, Debt Securities and Guarantees are collectively referred to herein as the “Offered Securities.” The Registration Statement provides that the Offered Securities may be offered from time to time in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”).

In rendering the opinions set forth below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Registration Statement, including the Prospectus;

(ii)	the form of the Senior Indenture;

(iii)	the form of the Subordinated Indenture;

(iv)	resolutions of CrossAmerica GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Finance Corp and the West Virginia Guarantor on October 24, 2016 relating to the registration of the Offered Securities and related matters;

(v)	the Certificate of Limited Partnership of the Partnership, certified by the Secretary of State of the State of Delaware as of November 17, 2016 and the First Amended and Restated Agreement of Limited Partnership of the Partnership, as amended to date (the “Partnership Agreement”);

(vi)	the certificate of formation of the West Virginia Guarantor, as certified by the West Virginia Secretary of State, and the limited liability agreement of the West Virginia Guarantors, as amended to date;

(vii)	a certificate of the Secretary of State of the State of West Virginia as to the formation and good standing of the West Virginia Guarantor under the laws of the State of West Virginia, dated as of November 16, 2016; and

(viii)	the Secretary’s Certificate, dated as of the date hereof, of the West Virginia Guarantor, certifying as to, among other things, the limited liability company agreement of the West Virginia Guarantor, as in effect as of the date hereof; and

(ix)	such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making our examination, we have assumed and not verified that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and complete and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws, (vii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete; (viii) a prospectus supplement will have been prepared and filed with the SEC describing the Offered Securities offered thereby; (ix) the Indentures relating to the Debt Securities will each be duly authorized, executed and delivered by the parties thereto; (x) each of the Partnership, Finance Corp., the Delaware Guarantors, the Wisconsin Guarantors, the and the Virginia Guarantors is duly organized or incorporated and is validly existing and in good standing under the laws of the State of Delaware; (xi) the Florida Guarantor is duly incorporated and is validly existing and in good standing under the laws of the State of Florida; (xii) each Virginia Guarantor is duly incorporated and is validly existing and in good standing under the laws of the Commonwealth of Virginia; (xiii) each Wisconsin Guarantor is duly incorporated and is validly existing and in good standing under the laws of the State of Wisconsin; (xiv) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (xv) a definitive purchase, underwriting or similar agreement

CrossAmerica Partners LP

November 18, 2016

with respect to any Offered Securities offered will have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto; and (xvi) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise. Additionally, we have, with your consent, assumed and not verified that each of CAP West Virginia, LLC (“CAPWV”), a Delaware limited liability company and the 100% owner of the West Virginia Guarantor, Lehigh Gas Wholesale Services, Inc. (“LGWS”), a Delaware corporation and the 100% owner of CAPWV, LGP Operations, LLC, a Delaware limited liability company and the 100% owner of LGWS, and Finance Corp., have each taken all actions, and signed all documents and instruments, in a manner consistent with and permitted by each of their respective organizational, charter, governing and/or constitutional documents, which we have not reviewed or inspected in any manner, necessary to (a) authorize and approve the execution, filing and performance, as applicable, of the Registration Statement, Prospectus, the forms of Indenture, and all other documents, instruments or filings contemplated by and necessary to effect the transactions contemplated by the Registration Statement, and (b) permit and authorize the West Virginia Guarantor to do the same. In making the assumption set forth in the immediately preceding sentence, we have relied on the accuracy and completeness of the representations and warranties set forth in the Registration Statement, Prospectus, forms of Indenture and other documents and instruments contemplated thereby and therein.

Based upon and subject to the foregoing, we are of the opinion that:

With respect to the West Virginia Guarantee, when (i) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended; (ii) the Partnership, Finance Corp, the Delaware Guarantors, West Virginia Guarantor, Wisconsin Guarantors, Virginia Guarantors, and the Florida Guarantor, as applicable, have taken all necessary action to approve the offer, sale and terms of such Debt Securities and Guarantees, the terms of the offering thereof and related matters; and (iii) such Debt Securities and Guarantees have been duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Partnership, Finance Corp, the Delaware Guarantors, the Wisconsin Guarantors, the Virginia Guarantors, the West Virginia Guarantor and the Florida Guarantor, as applicable, upon payment of the consideration thereof or provided for therein, the West Virginia Guarantee will constitute a valid and legally binding obligation of the West Virginia Guarantor, enforceable against the West Virginia Guarantor in accordance with its terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other law relating to or affecting creditors’ rights generally and general principles of equity, whether asserted at law or in equity.

The opinions expressed herein are qualified in the following respects:

1. This opinion is limited in all respects to the laws of the State of West Virginia. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

2. We express no opinion as to the enforceability of provisions of the Guarantees that (a) bind the West Virginia Guarantor as principal obligor or (b) preserve the obligations of the West Virginia Guarantor despite any modification of the principal obligations in a manner prejudicial to the West Virginia Guarantor without its consent or the illegality, invalidity or unenforceability of the principal obligations against the principal obligors for reasons other than their bankruptcy or incapacity.

3. With respect to the opinion stated herein, we have relied upon representations made to us in the certificates from officers of the Partnership and the West Virginia Guarantor.

4. We express no opinion concerning any waiver of the right of subrogation contained in the Guarantees as well as certain other waivers contained therein that cannot be effectively waived under applicable law. We express no opinion as to the effectiveness of any provisions in the Guarantees purporting to automatically reinstate any indebtedness that is subject to avoidance as a preference or fraudulent conveyance in any bankruptcy action.

5. We express no opinion as to the effect, due execution, delivery or enforceability of the documents described herein, or any provision contained within any such document. Furthermore, no opinion

CrossAmerica Partners LP

November 18, 2016

whatsoever is expressed herein as to compliance by any party, person or entity with any state blue sky laws or with antifraud or other provisions of any federal or state securities laws.

6. The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect facts or circumstances which may hereafter come to our attention or changes in the law which may hereafter occur.

We hereby consent to the references to this firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Sincerely,

/s/ Dinsmore & Shohl LLP